UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2014

ENTERTAINMENT GAMING ASIA INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit C1, Ground Floor, Koon Wah Building

No. 2 Yuen Shun Circuit

Yuen Chau Kok, Shatin

New Territories, Hong Kong SAR

(Address of principal executive offices, including zip code)

+ 852-3147-6600

(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01. Other Events

On December 10, 2014, Entertainment Gaming Asia Inc. issued an open letter to its shareholders from the president and chief executive officer.

A copy of the open letter to shareholders, dated December 10, 2014, is attached hereto as Exhibit 99.1.

Entertainment Gaming Asia Inc. (the “Company”) has filed with the Securities and Exchange Commission on November 10, 2014 a definitive proxy statement and other relevant documents in connection with its solicitation of shareholder approval of certain matters to be submitted to the shareholders of the Company at the annual meeting of shareholders to be held on December 12, 2014, at the Company’s offices in Hong Kong. Shareholders are advised to read the proxy statement regarding the matters to be submitted for shareholder approval because it contains important information. Shareholders may obtain a free copy of the proxy statement, and other documents filed by the Company at the Securities and Exchange Commission's web site at www.sec.gov. The proxy statement and such other documents may also be obtained from the Company by directing such request Entertainment Gaming Asia Inc., 40 E. Chicago Ave. #186 Chicago, Illinois 60611-2026, Attn: Traci Mangini; Email address: tracimangini@egt-group.com. The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from shareholders of the Company with respect to the matters to be submitted for shareholder approval. A description of any interests that the Company’s directors and executive officers have in the matters to be submitted for shareholder approval is set forth in the proxy statement. Information regarding the Company’s officers and directors is included in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014. These materials are available free of charge at the Securities and Exchange Commission's web site at http://www.sec.gov and from Entertainment Gaming Asia Inc.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits	Method Filing

The following exhibit is filed with this report:

Exhibit 99.1	Open letter to shareholders dated December 10, 2014	Filed Electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT GAMING ASIA INC.

Dated: December 10, 2014	/s/ Clarence Chung
Clarence (Yuk Man) Chung
Chief Executive Officer